 Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Waterstone Financial, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Milwaukee, Wisconsin

July 30, 2013